Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below and not otherwise defined in this Exhibit 99.2 have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on October 12, 2023, and, if not defined in the Form 8-K, shall have the meaning given to such terms in the final prospectus of Pubco and definitive proxy statement of FAST II, dated September 15, 2023 (the “Proxy Statement/Prospectus”) and filed with the U.S. Securities and Exchange Commission on September 15, 2023.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the financial information of the Company and FAST II adjusted to give effect to the Business Combination and the Strategic Investment.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical balance sheet of the Company and the historical balance sheet of FAST II on a pro forma basis as if the Business Combination and Strategic Investment had been consummated on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and year ended December 31, 2022 combines the historical statements of operations of the Company and historical statements of operations of FAST II for such periods on a pro forma basis as if the Business Combination and Strategic Investment had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and operating results that would have been achieved had the Business Combination and Strategic Investment occurred on the dates indicated. The unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of Pubco following the completion of the Business Combination and Strategic Investment and may not be useful in predicting the future financial condition and results of operations of Pubco following the Closing. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected in this Exhibit 99.2 on Form 8-K due to a variety of factors. Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date on which these unaudited pro forma condensed combined financial statements are prepared and are subject to change as additional information becomes available and analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information was derived from and should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, audited and unaudited financial statements of the Company and FAST II, the sections of the Proxy Statement/Prospectus titled “Company Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “FAST II Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other information relating to the Company and FAST II included or incorporated by reference in this Form 8-K.

Description of the Business Combination

As previously announced, Falcon’s Beyond Global, Inc., a Delaware corporation (“Pubco”), entered into that certain Amended and Restated Agreement and Plan of Merger, dated as of January 31, 2023, as amended by Amendment No. 1 dated June 25, 2023, Amendment No. 2 dated July 7, 2023, and Amendment No. 3 dated September 1, 2023 (the “Merger Agreement”), by and among Pubco, FAST Acquisition Corp. II, a Delaware corporation (“FAST II”), Falcon’s Beyond Global, LLC, a Florida limited liability company that has since redomesticated as a Delaware limited liability company (the “Company”), and Palm Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Merger Sub”).

As contemplated by the Merger Agreement and described in the section titled “Proposal No. 1 – The Business Combination Proposal” of the Proxy Statement/Prospectus, the Business Combination (as defined below) was effected in two steps: (a) on October 5, 2023 (the “SPAC Merger Effective Time”), FAST II merged with and into Pubco (the “SPAC Merger”), with Pubco surviving as the sole owner of Merger Sub, followed by a contribution by Pubco of all of its cash (except for cash required to pay certain transaction expenses) to Merger Sub to effectuate the “UP-C” structure; and (b) on October 6, 2023 (the “Acquisition Merger Effective Time”), Merger Sub merged with and into the Company (the “Acquisition Merger,” and collectively with the SPAC Merger, the “Business Combination”), with the Company as the surviving entity of such merger. Following the consummation of the transactions (the “Transactions”) contemplated by the Merger Agreement (the “Closing”), the direct interests in the Company were held by Pubco and certain holders of the limited liability company units of the Company (the “Company Units”) outstanding as of immediately prior to the Business Combination.

A special meeting of FAST II stockholders was held on September 26, 2023 (the “Special Meeting”), where the FAST II stockholders considered and approved, among other matters, a proposal to approve the Merger Agreement and the Transactions contemplated thereby. Prior to the Special Meeting, 6,772,844 holders of FAST II Class A Common Stock exercised their right to redeem those shares for a pro rata portion of the cash in the FAST II trust account, which equaled approximately $10.63 per share, for an aggregate of approximately $72 million.

Immediately prior to the consummation of the Business Combination, on October 4, 2023, (w) all 5,588,422 outstanding shares of FAST II’s Class B common stock, par value $0.0001 per share (the “FAST II Class B Common Stock”), were converted into 5,588,422 shares of FAST II’s Class A common stock, par value $0.0001 per share (the “FAST II Class A Common Stock” and such conversion, the “Class B Exchange”), (x) FAST Sponsor II LLC (the “Sponsor”) converted $1.1 million principal amount of working capital loans into 733,333 warrants of FAST II (“Working Capital Warrants”) with the same terms as the FAST II Private Placement Warrants, (y) each unit of FAST II outstanding immediately prior to the SPAC Merger Effective Time was automatically separated and the holder thereof was deemed to hold one share of FAST II Class A Common Stock and one-quarter of one warrant of FAST II (“FAST II Warrant”), and (z) 6,772,844 shares of FAST II Class A Common Stock for which redemption rights were properly exercised and not withdrawn were redeemed for an aggregate of approximately $72 million paid from FAST II’s trust account.

At the SPAC Merger Effective Time, (1) each outstanding share of FAST II Class A Common Stock (except for each share of FAST II Class A Common Stock converted from the FAST II Class B Common Stock pursuant to the Class B Exchange and the shares of FAST II Class A Common Stock redeemed by public shareholders) was automatically cancelled in exchange (the “Conversion”) for 0.580454 shares of Class A common stock, par value $0.0001 per share, of Pubco (“Pubco Class A Common Stock”) and 0.5 shares of 8% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, of Pubco (“Pubco Series A Preferred Stock”); (2) the 5,588,422 shares of FAST II Class A Common Stock converted from the FAST II Class B Common Stock pursuant to the Class B Exchange were automatically cancelled in exchange for (A) 5,588,422 shares of Pubco Class A Common Stock and (B) the right to receive 1,162,500 Earnout Shares (in the form of Pubco Class A Common Stock); and (3) each FAST II Warrant outstanding immediately prior to the SPAC Merger Effective Time (including FAST II’s public warrants and private placement warrants, and the Working Capital Warrants) was assumed by Pubco and each resulting whole Pubco Warrant is exercisable, at an initial exercise price of $11.50, subject to adjustment, for 0.580454 shares of Pubco Class A Common Stock and 0.5 shares of Pubco Series A Preferred Stock.

At the Acquisition Merger Effective Time, (a) the Sponsor forfeited 4,308,422 shares of Pubco Class A Common Stock and 2,148,913 Pubco Warrants for no consideration; (b) Pubco issued to the Sponsor the 1,162,500 Earnout Shares it was entitled to receive (as described above), which were placed into an escrow account as described below; (c) Pubco issued 4,362,966 shares of Pubco Class A Common Stock to certain holders of Company Units upon the Company’s election to reclassify such units (the “Reclassified Units”) into the right to receive one share of Pubco Class A Common Stock, in lieu of and not in addition to the same number of shares of Pubco Class B Common Stock and New Company Units (both as defined below); (d) all issued and outstanding Company Units (other than the Reclassified Units and the Company Financing Units) converted into (x) 46,763,877 shares of Pubco’s non-economic voting Class B common stock, par value $0.0001 per share (the “Pubco Class B Common Stock”), and 46,763,877 limited liability company interests of the Company (the “New Company Units”) and (y) 775,000 Earnout Shares (in the form of Pubco Class A Common Stock), 75,562,500 Earnout Shares (in the form of Pubco Class B Common Stock) and 75,562,500 Earnout Units which were placed into an escrow account for the benefit of certain holders of Company Units pursuant to the Merger Agreement, as described below; (e) all Company Financing Units converted into 5,270,240 shares of Pubco Class B Common Stock and 5,270,240 New Company Units; (f) Pubco elected to convert the principal amount of $2.25 million outstanding under the Infinite Promissory Note into 225,000 shares of Pubco Class A Common Stock; and (g) the units of Merger Sub that were issued and outstanding were converted into and became (x) a number of New Company Units equal to the number of shares of Pubco Class A Common Stock outstanding immediately after the SPAC Merger, (y) a number of preferred units equal to the number of shares of Pubco Series A Preferred Stock outstanding immediately after the SPAC Merger and (z) a number of warrant units equal to the number of Pubco Warrants outstanding immediately after the SPAC Merger, in each case of the foregoing clauses (x) through (z) after giving effect to the redemption of shares of common stock of FAST II in connection with the exercise of redemption rights, the Class B Exchange and the Conversion.

The Earnout Shares and Earnout Units were deposited into escrow at the Acquisition Merger Effective Time and are to be earned, released and delivered upon satisfaction of, or forfeited and canceled upon the failure of, certain milestones related to the EBITDA of Pubco and the gross revenue of Pubco during periods between July 1, 2023 and December 31, 2024 and the volume weighted average closing sale price of shares of Pubco Class A Common Stock during the five-year period beginning on the one-year anniversary of the Acquisition Merger and ending on the six-year anniversary of the Acquisition Merger. In connection with the Closing, as of the Acquisition Merger Effective Time, Jefferies LLC assigned all of its rights to receive 775,000 Earnout Shares to Infinite Acquisitions Partners LLC (formerly known as Infinite Acquisitions LLLP and Katmandu Collections, LLLP, “Infinite Acquisitions”), without any payment or other consideration therefor.

Prior to the Closing of the Business Combination, an aggregate of approximately $67.25 million in financing was provided to the Company by Infinite Acquisitions, an existing equity holder of the Company, including through debt to equity conversions. On October 4, 2023, Infinite Acquisitions irrevocably committed to fund an additional approximately $12.75 million to the Company by December 31, 2023, for a total financing from Infinite Acquisitions of $80 million. Further, holders of an aggregate of $4.75 million of outstanding indebtedness (the “Transferred Debt”) of the Company entered into Exchange Agreements whereby such indebtedness was exchanged for an aggregate of 475,000 shares of Pubco Series A Preferred Stock and a cash payment of unpaid accrued interest, and Pubco agreed to contribute the Transferred Debt to the Company in exchange for the Company (i) issuing to Pubco a number of Preferred Units equal to the number of shares of Series A Preferred Stock issued upon the exchange of the Transferred Debt, and (ii) paying to Pubco an amount in cash equal to the amount of cash paid by Pubco as accrued interest. The material terms of such financings are described in the sections of the Proxy Statement/Prospectus titled “Proposal No. 1 – The Business Combination Proposal—Financing of the Business Combination” and “Certain Relationships and Related Party Transactions—Company Related Party Transactions—Company and Infinite Acquisitions Credit Agreement.”

On October 6, 2023, in connection with the consummation of the Transactions and as contemplated by the Merger Agreement, Pubco entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with the Company, the TRA Holder Representative, certain members of the Company (the “TRA Holders”) and other persons from time to time party thereto. The material terms of the Tax Receivable Agreement are described in the section of the Proxy Statement/Prospectus titled “Proposal No. 1 – The Business Combination Proposal— Related Agreements—Tax Receivable Agreement.” Based primarily on historical losses of the Company, management has determined it is more-likely-than-not that the Company will be unable to utilize its deferred tax assets subject to the Tax Receivable Agreement; therefore, management has not recorded an adjustment in the unaudited pro forma condensed consolidated financial information for the deferred tax assets or a corresponding liability under the Tax Receivable Agreement related to the tax savings the company may realize from the utilization of tax deductions related to basis adjustments created by the transactions contemplated in the Merger Agreement and the exchange of common units of the Company for Pubco Class A Common Stock or cash in the future and tax benefits related to entering into the Tax Receivable Agreement. However, if utilization of the deferred tax assets were more-likely-than-not Pubco would recognize a deferred tax asset of approximately $232.4 million and a liability under the Tax Receivable Agreement of approximately $201.4 million, assuming (i) a price of $10 per share; (ii) a constant corporate tax rate of 25%; and (iii) no material changes in tax law.

For more information about the Business Combination, please see the section of the Proxy Statement/ Prospectus titled “Proposal No. 1 — The Business Combination Proposal.”

Accounting Treatment of the Business Combination

The SPAC Merger was accounted for as an asset acquisition similar to a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP.

The Acquisition Merger was also accounted for similar to a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Following the closing of the Acquisition Merger, the Company’s Executive Chairman, Mr. Scott Demerau, together with other members of the Demerau family, continue to collectively have a controlling interest (as determined in accordance with GAAP) in Pubco through the control of Katmandu Ventures LLC by Scott Demerau and Julia Demerau, and through the membership of Lucas Demerau, Nathan Markey and Cory Demerau on the board of directors of the general partner of Infinite Acquisitions. As the Acquisition Merger represents a common control transaction from an accounting perspective, the Acquisition Merger was treated similar to a reverse recapitalization. As there is no change in control, the Company has been determined to be the accounting acquirer and Pubco was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Acquisition Merger was treated as the equivalent of the Company issuing stock for the net assets of Pubco, accompanied by a recapitalization. The net assets of Pubco were stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Acquisition Merger are those of the Company.

Earnout Shares and Earnout Units were deposited into escrow at the Acquisition Merger Effective Time and will be earned, released and delivered upon satisfaction of certain milestones related to the EBITDA of Pubco and the gross revenue of Pubco during periods between July 1, 2023 and December 31, 2024 and the volume weighted average closing sale price of shares of Pubco Class A Common Stock during the Earnout Period. Earnout Shares and Earnout Units are liability classified under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815-40”) prior to the satisfaction of the applicable milestone. Following the satisfaction of applicable milestones, Earnout Shares and Earnout Units released from escrow and delivered to its holders are expected to be equity classified.

Description of the Strategic Investment

On July 27, 2023, the Company completed the Strategic Investment. Pursuant to the Strategic Investment, QIC invested $30.0 million, inclusive of the Reimbursement Amount, in the Company’s Falcon’s Creative division through a private placement of preferred units by FCG LLC. Pursuant to the QIC Subscription Agreement, upon the closing of the Strategic Investment, FCG LLC received a closing payment of $17.5 million (net of $500,000 in reimbursements). The remaining $12.0 million of the $30.0 million investment is being held by QIC and will be released to FCG LLC upon the establishment of an employee retention and attraction incentive program that incentivizes employees of FCG LLC and its subsidiaries involved in satisfying the QIC Priority Commitment to satisfy such QIC Priority Commitment. The employee retention and attraction incentive program must include either (i) an equity pool equal to approximately 10% of FCG LLC’s issued and outstanding equity or (ii) a cash bonus pool equal to $12.0 million. The specific terms and details of the employee retention and attraction incentive program are being negotiated by FCG LLC and QIC. After giving effect to the transactions contemplated by the QIC Subscription Agreement, FCG LLC has two members: QIC, holding 25% of the equity interest of FCG LLC in the form of preferred units, and the Company, holding the remaining 75% of the equity interest of FCG LLC in the form of common units. In connection with the Strategic Investment, FCG LLC amended and restated its limited liability company agreement to include QIC as a member and to provide QIC with certain consent, priority and preemptive rights. The FCG LLC amended and restated limited liability company agreement grants QIC the right to block or participate in certain significant operating and capital decisions of FCG LLC, including the approval of FCG LLC’s budget and business plan, entering into strategic investments, and incurring additional debt, among others. These rights allow QIC to effectively participate in significant financial and operating decisions of FCG LLC that are made in FCG LLC’s ordinary course of business. As such, the Company does not have a controlling financial interest since QIC has the substantive right to participate in FCG LLC’s business decisions. As of July 27, 2023, the date the Company ceases to have a controlling financial interest, FCG LLC is deconsolidated and accounted for as an equity method investment in the Company’s consolidated financial statements. The Company and FCG LLC also entered into an intercompany service agreement and a license agreement; and FCG LLC agreed to indemnify the members of its board of managers for liabilities arising from their service in their respective roles.

For a more detailed description of the Strategic Investment and the QIC Subscription Agreement, the third amended and restated FCG LLC limited liability company agreement, the license agreement, the intercompany service agreement and the indemnification agreement entered into in connection with the Strategic Investment, see the section titled “Information About the Company — Recent Developments” in the Proxy Statement/ Prospectus.

Pro Forma Capitalization Following the Business Combination

The following summarizes the pro forma capitalization of Pubco following the Business Combination and the Strategic Investment:

	Shares of Pubco Class A Common Stock	Shares of Pubco Class B Common Stock	Shares of Pubco Series A Preferred Stock	% of Voting Rights
FAST II public stockholders(1)(2)(3)	210,510	—	181,333	0.3%
Sponsor(4)(7)	2,412,500	—	—	1.8%
Total FAST II stockholders(5)	2,623,010	—	181,333	2.1%

Company Unitholders(6)(7)(8)(9)	5,362,966	127,596,617	475,000	97.9%
Total Company Unitholders	5,362,966	127,596,617	475,000	97.9%

Pro Forma Capitalization	7,985,976	127,596,617	656,333	100.0%

(1)	Reflects redemptions of 15,098,178 shares of FAST II’s Class A common stock on March 10, 2023, in connection with Extension Amendment, and 6,772,844 shares of FAST II Class A common stock in connection with the Special Meeting held on September 26, 2023.
(2)	Shares of Pubco Common Stock includes 181,333 shares of Pubco Class A Common Stock issued in the Conversion and 29,178 shares of Pubco Class A Common Stock issued as Additional SPAC Share Consideration.
(3)	Shares of Pubco Series A Preferred Stock includes 181,333 shares issued in the Conversion. The Pubco Series A Preferred Stock votes as a single class with the Pubco Common Stock on an as-converted-to Pubco Common Stock basis. The Pubco Series A Preferred Stock converts into Pubco Common Stock at an initial conversion ratio of 0.909 to 1.
(4)	Represents shares of Pubco Class A Common Stock received by the FAST II initial stockholders in the Class B Exchange less the 1,111,684 Additional Incentive Forfeited Shares and 3,196,738 Sponsor Redemption Forfeited Shares plus 1,162,500 Earnout Shares issued to the Sponsor.
(5)	Excludes 5,558,422 unexercised Pubco Public Warrants, 2,148,912 unexercised Pubco Private Placement Warrants and 733,333 Working Capital Warrants.
(6)	Shares of Pubco Common Stock includes (i) 50,951,611 shares of Pubco Class B Common Stock and 4,362,966 shares of Pubco Class A Common Stock issued as Per Unit Consideration in exchange to the Company Units and Company Financing Units (ii) 1,082,506 shares of Pubco Class B Common Stock issued to Infinite Acquisitions as Additional Company Financing Unit Consideration (iii) 75,562,500 Earnout Shares in the form of Pubco Class B Common Stock and 775,000 Earnout Shares in the form of Pubco Class A Common Stock, and (iv) 225,000 shares of Pubco Class A Common Stock issued to Infinite Acquisitions as settlement of the Infinite Promissory Note.
(7)	The Earnout Shares are included in the pro forma capitalization as holders of the Earnout Shares are entitled to vote such Earnout Shares while they are held in escrow.
(8)	Shares of Pubco Class B Common Stock carry the same voting rights as shares of Pubco Class A Common Stock but have no economic terms. Each share of Pubco Class B Common Stock will be issued together with a New Company Unit.
(9)	Shares of Pubco Series A Preferred Stock represents shares issued in exchange of the Transferred Debt at an exchange price of $10.00 per share of Pubco Series A Preferred Stock at the Acquisition Merger Closing.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2023
(in thousands)

	Company
		Transaction		Pro Forma		Transaction
		Accounting		(As		Accounting
		Adjustments:		Adjusted		Adjustments:
		Strategic		For		Business
		Investment		Strategic	FAST II	Combination		Pro Forma
	Historical	(Note 3)		Investment)	(Historical)	(Note 4)		Combined
Assets
Cash and cash equivalents	$1,186	$(204)	(1)	$5,029	$330	$3,430	(c)	$5,184
		4,047	(2)			(800)	(d)
						(1,365)	(e)
						(1,440)	(e)
Accounts receivable, net	7,833	(7,521)	(1)	312	-			312
Contract assets	1,812	(1,812)	(1)	-	-			-
Inventories	513	(407)	(1)	106	-			106
Deferred transaction costs	2,479	-		2,479	-	(2,479)	(e)	-
Other current assets	1,006	(731)	(1)	275	151			426
Total current assets	14,829	(6,628)		8,201	481	(2,654)		6,028
Cash and investments held in Trust Account	-	-		-	74,676	750	(a)	-
						(71,996)	(b)
						(3,430)	(c)
Investments and advances to unconsolidated joint ventures	71,122	39,075	(3)	110,197	-			110,197
Operating lease right-of-use assets	1,371	(1,371)	(1)	-	-			-
Finance lease right-of-use assets	577	(577)	(1)	-	-			-
Property and equipment, net	962	(945)	(1)	17	-			17
Intangible assets, net	7,029	(4,653)	(1)	2,376	-			2,376
Goodwill	11,471	(11,471)	(1)	-	-			-
Long term receivable - related party, net	1,017	-		1,017				1,017
Other non-current assets	626	(124)	(1)	502	-			502
Total assets	$109,004	$13,306		$122,310	$75,157	$(77,330)		$120,137

Liabilities
Accounts payable	$9,801	$(3,955)	(1)	$5,846	$5,612	$(566)	(e)	$10,892
Accrued expenses and other current liabilities	7,043	(3,277)	(1)	3,766	125	13,132	(e)	17,023
Convertible promissory note, at fair value	-	-		-	1,166	750	(a)	-
						(1,916)	(p)
Working capital loan - related party, at fair value	-	-		-	1,091	(1,091)	(i)	-
Contract liabilities	1,488	(1,488)	(1)	-	-			-
Current portion of long-term debt	8,495	(106)	(1)	8,389	-			8,389
Total current liabilities	26,827	(8,826)		18,001	7,994	10,309		36,304
Operating lease liability, net of current portion	1,037	(1,037)	(1)	-	-			-
Long-term debt, net of current portion	30,156	(970)	(1)	29,186	-	(7,275)	(f)	17,161
						(4,750)	(q)
Earnout liabilities	-	-		-	-	499,535	(o)	499,535
Derivative warrant liabilities	-	-		-	6,899	1,091	(i)	6,486
						(1,504)	(m)
Deferred underwriting commissions in connection with the initial public offering	-	-		-	7,782	(800)	(d)	3,200
						(3,782)	(d)
Total liabilities	58,020	(10,833)		47,187	22,675	492,824		562,686

Redeemable equity
Class A common stock subject to possible redemption	-	-		-	74,439	(71,996)	(b)	-
						(2,443)	(g)

Stockholders’ equity (deficit)/ Members’ equity
Member’s capital	95,992	-		95,992	-	7,275	(f)	-
						(103,267)	(n)
FAST II Preferred stock	-	-		-	-			-
FAST II common stock
Class A common stock	-	-		-	-	-	(g)	-
						1	(h)
						-	(j)
						(1)	(k)
Class B common stock	-	-		-	1	(1)	(h)	-
Pubco Preferred Stock	-	-		-		-	(j)	-
						-	(q)
Pubco common stock
Class A common stock	-	-		-	-	-	(j)	-
						1	(k)
						(1)	(l)
						-	(n)
						-	(o)
						-	(p)
Class B common stock	-	-		-	-	5	(n)	13
						8	(o)
Additional paid-in capital	-	-		-	-	3,782	(d)	(12,285)
						2,443	(g)
						1	(l)
						1,504	(m)
						103,262	(n)
						(499,543)	(o)
						1,916	(p)
						4,750	(q)
						(22,832)	(r)
						392,432	(s)
Accumulated deficit	(42,799)	24,139	(3)	(18,660)	(21,958)	(16,976)	(e)	(35,636)
						(874)	(e)
						22,832	(r)
Accumulated other comprehensive loss	(2,209)	-		(2,209)	-			(2,209)
Total equity attributable to common stockholders/ Members’ equity	50,984	24,139		75,123	(21,957)	(103,283)		(50,117)
Noncontrolling interests	-	-		-	-	(392,432)	(s)	(392,432)
Total equity	50,984	24,139		75,123	(21,957)	(495,715)		(442,549)
Total liabilities, redeemable equity, and equity	$109,004	$13,306		$122,310	$75,157	$(77,330)		$120,137

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2023
(in thousands, except share and per share data)

	Company
		Transaction		Pro Forma		Transaction
		Accounting		(As		Accounting
		Adjustments:		Adjusted		Adjustments:
		Strategic		For		Business
		Investment		Strategic	FAST II	Combination		Pro Forma
	(Historical)	(Note 3)		Investment)	(Historical)	(Note 4)		Combined

Revenue	$14,516	$(13,169)	(4)	$1,347	$-			$1,347

Operating expenses:
Project design and build expense	9,429	(9,429)	(4)	-	-			-
Selling, general and administrative expense	19,154	(5,673)	(4)	13,481	2,033	(90)	(aa)	15,424
Research and development expense	902	(84)	(4)	818	-			818
Depreciation and amortization expense	1,516	(329)	(4)	1,187	-			1,187
Total operating expenses	31,001	(15,515)		15,486	2,033	(90)		17,429
Loss from operations	(16,485)	2,346		(14,139)	(2,033)	90		(16,082)
Other income (expense), net:
Share of gain (loss) from equity method investments	(2,135)	(3,728)	(5)	(7,657)	-			(7,657)
		(1,794)	(6)
Interest expense	(566)	38	(4)	(528)	-	65	(hh)	(363)
						100	(ii)
Interest income	45	-		45	-			45
Foreign exchange transaction loss	470	13	(4)	483	-			483
Change in fair value of derivative warrant liabilities	-	-		-	(296)	64	(ff)	(232)
Change in fair value of working capital loan	-	-		-	4	(4)	(ee)	-
Change in fair value of convertible promissory note	-	-		-	334	(334)	(gg)	-
Interest earned from investments held in Trust Account	-	-		-	2,860	(2,860)	(bb)	-
Total other income (expense), net	(2,186)	(5,471)		(7,657)	2,902	(2,969)		(7,724)
Net income (loss) before income taxes	(18,671)	(3,125)		(21,796)	869	(2,879)		(23,806)
Income tax expense (benefit)	(19)	19		-	579			579
Net income (loss)	(18,652)	(3,144)		(21,796)	290	(2,879)		(24,385)
Net income (loss) attributable to noncontrolling interest	-	-		-	-	(21,110)	(jj)	(21,110)
Preferred stock dividend	-	-		-	-	263	(kk)	263
Net income (loss) attributable to common stockholders	$(18,652)	$(3,144)		$(21,796)	$290	$17,968		$(3,538)

Basic and diluted weighted average units/ shares outstanding	54,524,876			54,524,876	18,366,175			6,048,476
Basic and diluted net income (loss) per unit/ share	$(0.34)			$(0.40)	$0.02			$(0.58)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share data)

	Company
		Transaction		Pro Forma		Transaction
		Accounting		(As		Accounting
		Adjustments:		Adjusted		Adjustments:
		Strategic		For		Business
		Investment		Strategic	FAST II	Combination		Pro Forma
	(Historical)	(Note 3)		Investment)	(Historical)	(Note 4)		Combined

Revenue	$15,950	$(15,515)	(4)	$435	$-			$435

Operating expenses:
Project design and build expense	11,344	(11,344)	(4)	-	-			-
Selling, general and administrative expense	18,439	(8,067)	(4)	10,372	4,054	(135)	(aa)	14,291
Research and development expense	2,771	(541)	(4)	2,230	-			2,230
Depreciation and amortization expense	737	(732)	(4)	5	-			5
Total operating expenses	33,291	(20,684)		12,607	4,054	(135)		16,526
Loss from operations	(17,341)	5,169		(12,172)	(4,054)	135		(16,091)
Other income (expense), net:
Share of gain (loss) from unconsolidated joint ventures	1,513	(7,941)	(5)	(10,016)	-			(10,016)
		(3,588)	(6)
Interest expense	(1,113)	67	(4)	(1,046)	-	131	(hh)	(715)
						200	(ii)
Loss on disposal of assets	(9)	-		(9)	-			(9)
Foreign exchange transaction loss	(478)	5	(4)	(473)	-			(473)
Change in fair value of derivative warrant liabilities	-	-		-	2,057	(473)	(ff)	1,584
Change in fair value of working capital loan	-	-		-	5	(5)	(ee)	-
Other (income) expense	-	24,139	(7)	24,139		(16,976)	(cc)	6,289
						(874)	(dd)
Interest earned from investments held in Trust Account	-	-		-	3,174	(3,174)	(bb)	-
Total other income (expense), net	(87)	12,682		12,595	5,236	(21,171)		(3,340)
Net income (loss) before income taxes	(17,428)	17,851		423	1,182	(21,036)		(19,431)
Income tax expense	-	-		-	592			592
Net income (loss)	(17,428)	17,851		423	590	(21,036)		(20,023)
Net income (loss) attributable to noncontrolling interest	-	-		-	-	(17,231)	(jj)	(17,231)
Preferred stock dividend	-	-		-	-	525	(kk)	525
Net income (loss) attributable to common stockholders	$(17,428)	$17,851		$423	$590	$(4,330)		$(3,317)

Basic and diluted weighted average units/ shares outstanding	51,962,184			51,962,184	27,792,109			6,048,476
Basic and diluted net income (loss) per unit/ share	$(0.34)			$0.01	$0.02			$(0.55)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The SPAC Merger was accounted for as an asset acquisition similar to a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. The Acquisition Merger was also accounted for similar to a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Following the closing of the Acquisition Merger, the Company’s Executive Chairman, Mr. Scott Demerau, together with other members of the Demerau family, continue to collectively have a controlling interest (as determined in accordance with GAAP) in Pubco through the control of Katmandu Ventures LLC by Scott Demerau and Julia Demerau and through the membership of Lucas Demerau, Nathan Markey and Cory Demerau on the board of directors of the general partner of Infinite Acquisitions. As the Acquisition Merger represents a common control transaction from an accounting perspective, the Acquisition Merger was treated similar to a reverse recapitalization. As there is no change in control, the Company has been determined to be the accounting acquirer and Pubco was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Acquisition Merger was treated as the equivalent of the Company issuing stock for the net assets of Pubco, accompanied by a recapitalization. The net assets of Pubco were stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Acquisition Merger are those of the Company.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 gives pro forma effect to the Business Combination and Strategic Investment as if they had been consummated on June 30, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and year ended December 31, 2022 give pro forma effect to the Business Combination and Strategic Investment as if they had been consummated on January 1, 2022.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	The Company’s unaudited condensed consolidated balance sheet as of June 30, 2023 and the related notes included in the Proxy Statement/Prospectus; and

●	FAST II’s unaudited condensed balance sheet as of June 30, 2023 and the related notes included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	The Company’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2023 included in the Proxy Statement/Prospectus; and

●	FAST II’s unaudited condensed statement of operations for the six months ended June 30, 2023 and the related notes included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

●	The Company’s audited consolidated statement of operations for the year ended December 31, 2022 included in the Proxy Statement/Prospectus; and

●	FAST II’s audited statement of operations for the year ended December 31, 2022 and the related notes included in the Proxy Statement/Prospectus.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination or Strategic Investment.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented, as management believes income tax adjustments to not be meaningful given the combined entity incurred significant losses during the historical periods presented.

The pro forma adjustments reflecting the completion of the Business Combination and Strategic Investment are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and Strategic Investment based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and Strategic Investment taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of the Company and FAST II.

2. Accounting Policies

Following the consummation of the Business Combination, management will perform a comprehensive review of the Company’s and FAST II’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of Pubco following the Closing. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information for the Strategic Investment

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and Strategic Investment and has been prepared for informational purposes only.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet for the Strategic Investment

The pro forma adjustments to the historical Company balance sheet as of June 30, 2023 as a result of the Strategic Investment are as follows:

(1)	Reflects the deconsolidation of the assets and liabilities of FCG LLC.

(2)	Reflects the settlement of a $4.0 million intercompany advance from the Company to FCG LLC concurrent with the Strategic Investment.

(3)	Represents the recognition of the Company’s investment in FCG LLC at fair value following the Strategic Investment. The difference between the fair value of the Company’s investment in FCG LLC and the net assets deconsolidated is recorded as a gain on the deconsolidation of FCG LLC and an adjustment to accumulated deficit. The gain on the deconsolidation of FCG LLC recorded through accumulated deficit is included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 as discussed in adjustment (7) below.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Strategic Investment

The pro forma adjustments to the historical Company statements of operations for the six months ended June 30, 2023 and year ended December 31, 2022 as a result of the Strategic Investment are as follows:

(4)	Reflects the deconsolidation of the revenues, expenses and other income (expense), net of FCG LLC.

(5)	Represents the Company’s share of the losses on the Company’s equity method investment in FCG LLC, which was determined based on the historical losses of FCG LLC of $2.4 million and $5.2 million for the six months ended June 30, 2023 and the year ended December 31, 2022 respectively, adjusted for the Preferred Return of $1.3 million and $2.7 million for the six months ended June 30, 2023 and the year ended December 31, 2022 respectively. QIC is entitled to a redemption amount equal to the initial $30.0 million investment plus the Preferred Return. As a result, QIC does not absorb losses from FCG LLC that would cause its investment to fall below this amount and any losses not absorbed by QIC are fully allocated to the Company. This adjustment excludes the amortization of the basis difference of the Company’s equity method investment in FCG LLC, which is reflected in adjustment (6) below.

(6)	Reflects the amortization of the basis difference of the Company’s equity method investment in FCG LLC. The basis difference of approximately $14.4 million was identified to be primarily related to unrecognized customer relationship intangible assets in FCG LLC, which were determined to have a useful life of 4 years.

(7)	Represents the pro forma adjustment to recognize the gain on the deconsolidation of FCG LLC as described in adjustment (3) above. The gain is reflected as if incurred on January 1, 2022, the date the Strategic Investment is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information for the Business Combination

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and Strategic Investment and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Pubco following the Closing filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of Pubco shares outstanding, assuming the Business Combination occurred on January 1, 2022.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet for the Business Combination

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

(a)	Reflects the funding of the remaining $0.75 million under Infinite Promissory Note prior to the Closing, which is reflected as deposited into the Trust Fund.

(b)	Represents redemptions of 6,772,844 shares of FAST II Class A Common Stock for approximately $72.0 million and at a redemption price of $10.63 per share.

(c)	Reflects the reclassification of cash and investments held in the Trust Account that became available following the Business Combination.

(d)	Reflects the following adjustments related to the Base Fee owed to Jefferies upon the consummation of the Business Combination, which includes amounts Jefferies LLC is entitled to as deferred underwriting commission from the FAST II IPO:

●	$0.8 million was paid and reflected as a reduction of cash; and

●	$3.8 million was reflected as an increase to additional paid-in capital, which represents the portion of the Base Fee that is contingent upon Jefferies arranging or providing additional equity and/ or debt financing to the Company prior to the second anniversary of the closing of the Business Combination.

Of the $3.2 million that remains payable to Jefferies as of the Closing, a portion shall be paid in cash within 90 days of the Closing, and the balance shall be paid in cash or Pubco Class A Common Stock, at the Company’s election, within two years following the closing of the Business Combination.

(e)	Represents estimated transaction costs incurred by the Company and FAST II of approximately $17.0 million and $5.0 million, respectively. These transaction costs primarily represent legal, financial advisory and other professional fees. FAST II’s estimated transaction costs exclude the Base Fee owed to Jefferies LLC as described in Note 4(d) above.

For the Company’s transaction costs:

●	$2.5 million was capitalized in deferred transaction costs and paid as of June 30, 2023;

●	$1.4 million was reflected as a reduction of cash, which represents the Company’s transaction costs that were paid at Closing;

●	$13.1 million was accrued at the Closing and reflected as an increase in accrued expenses and other current liabilities; and

●	$17.0 million were reflected as an increase in accumulated deficit as the transaction costs incurred by the Company are in excess of the proceeds received in the Business Combination. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 as discussed in Note 4(cc) below.

For FAST II’s transaction costs:

●	$3.3 million was accrued by FAST II in accounts payable and recognized in expense as of June 30, 2023;

●	$0.8 million was recognized in expense and paid as of June 30, 2023;

●	$1.4 million was reflected as a reduction of cash, of which approximately $0.6 million was previously accrued by FAST II in accounts payable as of June 30, 2023; and

●	$0.9 million was reflected as an adjustment to accumulated deficit as of June 30, 2023, which represents estimated FAST II transaction costs less $4.1 million previously recognized in expense by FAST II as of June 30, 2023. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 as discussed in Note 4(dd) below.

(f)	Reflects the conversion of $7.3 million of debt owed to Infinite Acquisitions into Company Financings Units prior to the Closing of the Business Combination. As of the Closing of the Business Combination, the Company previously issued Company Financing Units to Infinite Acquisitions for aggregate proceeds of $40.0 million pursuant to the Subscription Agreement and approximately $27.3 million of debt owed to Infinite Acquisitions that was a pre-funding of the Company Financing and was converted into Company Financing Units. On October 4, 2023, Infinite Acquisitions irrevocably committed to fund an additional approximately $12.75 million to the Company by December 31, 2023, for a total financing from Infinite Acquisitions of $80 million.

(g)	Reflects the reclassification of $2.4 million of FAST II Class A Common Stock, par value of $0.0001 per share, subject to possible redemption to permanent equity.

(h)	Reflects the conversion of 5,558,422 shares of FAST II Class B Common Stock into 5,558,422 shares of FAST II Class A Common Stock prior to the closing of the SPAC Merger.

(i)	Reflects the conversion of FAST II’s working capital loan into 733,333 Working Capital Warrants, which have the same terms as the FAST II Private Placement Warrants, upon the closing of the Business Combination.

(j)	Pursuant to section 3.01(a)(ii) of the Merger Agreement, each FAST II Public Share was exchanged for 0.5 shares of Pubco Series A Preferred Stock and 0.580454 shares of Pubco Class A Common Stock, which comprises 0.5 shares of Pubco Class A Common Stock plus an allocation of the Additional Incentive Forfeited Shares, as follows:

	Exchange Ratio	Shares
FAST II Public Shares		362,665

Pubco Class A Common Stock	0.580454	210,511
Pubco Series A Preferred Stock	0.500000	181,333

The adjustment reflects the reclassification of the par value of the FAST II Public Shares for the par value of the Pubco Class A Common Stock and Pubco Series A Preferred Stock. Each FAST II Public Shares, Pubco Class A Common Stock and Pubco Series A Preferred Stock has a par value of $0.0001 per share.

(k)	Reflects the exchange of 5,588,422 shares of FAST II Class A Common Stock converted from FAST II Class B Common Stock pursuant to the Class B Exchange for 5,588,422 shares of Pubco Class A Common Stock.

(l)	Reflects the Sponsor’s forfeiture of 4,308,422 shares of Pubco Class A Common Stock for no consideration.

(m)	Reflects the forfeiture of the 2,148,913 Sponsor Redemption Forfeited Warrants. This adjustment was based on a price per Private Placement Warrant of $0.70, which is consistent with the fair value of the Private Placement Warrants in FAST II’s financial statements as of June 30, 2023.

(n)	Pursuant to section 3.01(b) of the Merger Agreement, reflects the recapitalization of all Company Units and all Company Financing Units at the Acquisition Merger Exchange Number of 1.00 for 50,951,611 shares of Pubco Class B Common Stock and 4,362,966 shares of Pubco Class A Common Stock, and the issuance of 1,082,506 shares of Pubco Class B Common Stock as Additional Company Financing Unit Consideration. The shares of Pubco Class B Common Stock, par value $0.0001, entitle their holder to one vote per share but not any right to dividends or distributions. The adjustment excludes the issuance of an equal amount of New Company Units issued with each share of Pubco Class B Common Stock, which is reflected in the adjustments in Note 4(s) below.

(o)	Reflects the issuance of 75,562,500 Earnout Shares in the form of Pubco Class B Common Stock and 775,000 Earnout Shares in the form of Pubco Class A Common Stock to the holders of Company Units, and the issuance of 1,162,500, Earnout Shares in the form of Pubco Class A Common Stock to the Sponsor. The Earnout Shares, which are issued and legally outstanding upon the closing of the Business Combination, are liability classified under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815-40”). The fair value of the Earnout Shares issued to the holders of the Company Units and the Sponsor were recorded as an increase in Earnout liabilities and a decrease in additional paid-in capital.

(p)	Reflects the conversion of the promissory note held by Infinite Acquisitions into 225,000 shares of Pubco Class A Common Stock at a conversion price of $10.00 per share.

(q)	Represents the exchange of the Transferred Debt into shares of Pubco Series A Preferred Stock at an exchange price of $10.00 per share of Pubco Series A Preferred Stock at the Acquisition Merger Closing.

(r)	Reflects the elimination of FAST II’s historical accumulated deficit after recording the transaction costs to be incurred by FAST II as described in Note 4(e) above.

(s)	Reflects the recognition of non-controlling interests as a result of the UP-C structure. Following the completion of the Business Combination, Pubco and the Company Unitholders own approximately 11.3% and 88.7%, respectively, of the economic interests in the Company. The calculation of the noncontrolling interest is based on the economic ownership percentage held by the Company’s Unitholders in the net assets of the Company in each redemption scenario. The Earnout Shares are excluded from the calculation of the economic ownership percentage until such time as they become vested.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Business Combination

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and year ended December 31, 2022 are as follows:

(aa)	Represents pro forma adjustment to eliminate historical expenses related to FAST II’s administrative service agreement with the Sponsor, which was terminated upon consummation of the Business Combination.

(bb)	Represents pro forma adjustment to eliminate gains from investments held in Trust.

(cc)	Reflects Company transaction costs of $17.0 expensed at the Closing of the Business Combination, as described in Note 4(e) above. These costs are reflected as if incurred on January 1, 2022, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(dd)	Reflects estimated FAST II transaction costs of $0.8 million that were expensed upon the closing of the Business Combination. These costs are reflected as if incurred on January 1, 2022, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(ee)	Represents the pro forma adjustment to eliminate the change in fair value of the working capital loan, which was converted into Working Capital Warrants upon the closing of the Business Combination, as described in Note 4(i) above.

(ff)	Represents the pro forma adjustment to eliminate the change in fair value associated with the 2,148,913 Sponsor Redemption Forfeited Warrants, as described in Note 4(m) above. The adjustment was calculated as 50% of the change in fair value of the Private Placement Warrants for the six months ended June 30, 2023 and year ended December 31, 2022. The Sponsor Redemption Forfeited Warrants represent 50% of the Private Placement Warrants.

(gg)	Represents the pro forma adjustment to eliminate the change in fair value of the convertible promissory note, which was converted into shares of Pubco Class A Common Stock upon the closing of the Business Combination, as described in Note 4(p) above.

(hh)	Represents the pro forma adjustment to eliminate interest expense related to the Transferred debt, which was exchanged for shares of Pubco Series A Preferred Stock, as described in Note 4(q) above.

(ii)	Represents the pro forma adjustment to eliminate interest expense related to the debt owed to Infinite Acquisitions that was converted into Company Financing Units prior to the Closing of the Business Combination, as described in Note 4(f) above.

(jj)	Represents the pro forma adjustment to allocate net income (loss) to the noncontrolling interests. The Net income (loss) attributable to noncontrolling interest is based on an 88.7% economic ownership interest in the Company. The Earnout Shares are excluded from the calculation of the economic ownership interest until such time as they become vested.

(kk)	Reflects the preferred stock dividend on the Pubco Series A Preferred Stock. The preferred stock dividend was determined as follows:

	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Shares of Pubco Series A Preferred Stock	656,333	656,333
Original Issue Price	$10.00	$10.00
Dividend Rate	4.0%	8.0%
Preferred Stock Dividend (in thousands)	$263	$525

5. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. When assuming maximum redemptions, this calculation is adjusted to eliminate such redeemed shares for the entire period.

	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Pro forma net loss attributable to common stockholders	$(3,538)	$(3,317)
Pro forma weighted average Class A shares outstanding, basic and diluted	6,048,476	6,048,476
Pro forma Class A net loss per share, basic and diluted	$(0.58)	$(0.55)

Pro forma weighted average Class A shares calculation, basic and diluted
FAST II public stockholders(1)	210,510	210,510
FAST II initial stockholders(2)	1,250,000	1,250,000
Company Unitholders(1)	4,587,966	4,587,966
Pro forma weighted average Class A shares calculation, basic and diluted(3)(4)	6,048,476	6,048,476

(1)	Shares of Pubco Preferred Stock will not share in losses of Pubco and are therefore separate calculations of basic and diluted net loss per share for Pubco Preferred Stock under the two-class method has not been presented.
(2)	Excludes 1,162,500 Earnout Shares held by the Sponsor and 775,000 Earnout Shares held by the Company Unitholders. The Earnout Shares are subject to certain vesting restrictions pursuant to the Sponsor Agreement and the Merger Agreement and are considered contingently issuable shares for which the milestones have not yet been achieved.
(3)	Shares of Class B common stock will not share in the earnings or losses of Pubco and are therefore not participating securities. As such, separate calculations of basic and diluted net loss per share for Class B common stock under the two-class method has not been presented.
(4)	Excludes 5,558,422 unexercised Pubco Public Warrants, 2,148,912 unexercised Pubco Private Placement Warrants and 733,333 Working Capital Warrants because including them would be antidilutive.